EXHIBIT 99.1

                                      PROXY

                         FROST HANNA MERGERS GROUP, INC.
              777 WEST CAMINO REAL, SUITE 222, MIAMI, FLORIDA 33431

               SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 4, 1996

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Richard B. Frost and Mark J. Hanna, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $0.0001 per share, of Frost Hanna Mergers Group, Inc. held of record by the undersigned at the close of business on June 18, 1996, at the Special Meeting of Shareholders to be held on Wednesday, September 4, 1996 at 10:00 A.M. local time, at the corporate headquarters of Pan American World Airways, Inc. at 9300 N.W. 36th Street, Miami, Florida, 33178 and at any adjournments or postponements thereof, to the same extent and with the same power as if the undersigned was personally present at said meeting or such adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated on the reverse side.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

         If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.


              (Continued, and to be signed and dated, on the other side.)

                           (continued from other side)

1. Approval of the Acquisition Agreement, including an amendment of Frost Hanna Mergers Group, Inc.'s Articles of Incorporation to change the name of Frost Hanna Mergers Group, Inc. to Pan American Corporation.

FOR               AGAINST                   ABSTAIN

[ ]               [ ]                       [ ]

2. Amendment and restatement of Frost Hanna Mergers Group, Inc.'s Articles of Incorporation to provide for an authorized class of Preferred Stock consisting of 100,000,000 shares.

FOR               AGAINST                   ABSTAIN

[ ]               [ ]                       [ ]

3. Amendment and restatement of Frost Hanna Mergers Group, Inc.'s Articles of Incorporation to provide for certain restrictions on the voting rights of shares of Frost Hanna Merger Group Inc.'s Common Stock owned or controlled by non-United States citizens.

FOR               AGAINST                   ABSTAIN

[ ]               [ ]                       [ ]


                    The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the September 4, 1996 Special Meeting.

                    Dated: ____________________________________________, 1996

                    __________________________________________________________
                    Signature of Shareholder(s)
                    __________________________________________________________
                    Print Name(s) Here

                    (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)
         PLEASE COMPLETE, DATE, SIGN AND MAIL
         THIS PROXY IN THE ENVELOPE PROVIDED


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